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                                                                   Exhibit 10.32


                                                                    CONFIDENTIAL


                    SEVERANCE AGREEMENT AND RELEASE OF CLAIMS


         THIS AGREEMENT is entered into as of December 31, 1999, by W.J. Kitchen, Ph.D. ("Kitchen") and NANOGEN, INC., a Delaware corporation (the "Company").

         WHEREAS, Kitchen and Nanogen, Inc. have had a business relationship wherein Kitchen has been an officer and employee of the Company; and

         WHEREAS, Kitchen will no longer be employed as an officer of the Company effective as of the date of this Agreement (the "severance date"), but will act as a consultant to the Company for a six-month period commencing on the severance date; and

         WHEREAS, Kitchen and the Company wish to end their relationship with all actual and potential disputes between them completely and amicably resolved:

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, and in consideration of the amounts to be paid by the Company to Kitchen under this Agreement, which amounts Kitchen is not otherwise entitled to receive, Kitchen and the Company agree as follows:

         1. SEVERANCE PAY.

                  (a) LUMP SUM PAYMENT. On the severance date, the Company will pay Kitchen six (6) months severance pay totaling $131,875.

                  (b) SALARY ADJUSTMENT BONUS. On the severance date, the Company will pay Kitchen six (6) months salary adjustment bonus totaling $55,000.

                  (c) 1999 INCENTIVE BONUS. On the severance date, the Company will pay Kitchen $32,969 based on performance accomplishments under the Company's 1999 Incentive Bonus Plan.

                  (d) OTHER BENEFITS. Kitchen shall not be eligible to participate in any of the Company's employee benefit plans (including, without limitation, the 401(k) plan), fringe benefit programs, group insurance arrangements or similar programs.

                  (e) TAX LIABILITY. Kitchen shall be responsible for all tax liability associated with any payments made pursuant to this Section 1.

         2. CONSULTING ARRANGEMENT.

         (a) In order to aid the Company during the transition to new management, Kitchen agrees to consult with the Company on a reasonable basis by phone or in person for a period of


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                                                                    CONFIDENTIAL


six (6) months following the severance date at no additional compensation. However, in the event travel is required in connection with the provision of such consulting services, Company shall reimburse Kitchen for all reasonable travel and hotel expenses. It is anticipated that Kitchen will devote such time to the performance of such services as the Company may reasonably request, with his consent. The Company recognizes and agrees that Kitchen's consulting services are not exclusive and he may perform services for other persons; provided that such services do not breach Employee's Proprietary Information and Inventions and Dispute Resolution Agreement dated October 29, 1997.

                  (b). INDEPENDENT CONTRACTOR. In performing services for the Company pursuant to this consulting arrangement, Kitchen shall act in the capacity of an independent contractor with respect to the Company and not as an employee of the Company. For purposes of all employee benefit plans maintained by the Company, Kitchen shall continue to be treated as an independent contractor, and shall not be eligible to participate in any of said plans, even if he is subsequently determined to be a common law employee by the Internal Revenue Service or other state or federal agency, or by a court. Service hereunder as a consultant shall not count as service for purposes of vesting any options or Company stock after the severance date.

         3. ACCELERATION OF VESTING OF STOCK OPTIONS AND STOCK . In addition to the stock options, performance shares, and restricted stock previously granted or awarded to Kitchen under the Company's stock option and stock incentive plans which are already vested by their terms on the severance date (108,049 shares), Kitchen's Incentive Stock Options will become vested and exercisable with respect to an additional five thousand nine hundred and twenty-three (5,923) shares and an additional two thousand seven hundred and seventy eight (2,778) performance shares. In addition, three thousand two hundred and fifty (3,250) shares of restricted stock shall become vested on the severance date. Any options which are Incentive Stock Options will cease to qualify for favorable tax treatment as an Incentive Stock Option to the extent that they are exercised more than three (3) months after the severance date, but they will continue to be exercisable as nonqualified stock options under the terms of the applicable option agreements. Kitchen shall be responsible for all tax liability associated with this Section 3. Any shares of stock which are not vested on the severance date will be repurchased by the Company for the price Kitchen paid for the stock.

         4. COMPANY LOANS. One half of the outstanding balance on the Company's loan to Kitchen dated March 16, 1998 for the purchase of his principal residence will be forgiven and cancelled on the severance date, and the remaining balance of $115,933.79 shall become payable in full on April 1, 2000. Kitchen shall be responsible for all tax liability associated with any loan forgiveness associated with this Section 4. Any other outstanding indebtedness of Kitchen to the Company, including Kitchen's full recourse Promissory Note Secured By Stock Pledge Agreement, dated December 10, 1997, in connection with the purchase of certain Pledged Shares of Nanogen stock in the amount of $114,612.41, shall be payable in full on the severance date.

         5. NONDISCLOSURE. During the term of this Agreement and thereafter, Kitchen shall


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                                                                    CONFIDENTIAL


not, without the prior written consent of the Board, disclose or use for any purpose (except in the course of his service under this Agreement and in furtherance of the business of the Company) confidential information or proprietary data of the Company, except as required by applicable law or legal process; provided, however, that "confidential information" shall not include any information known generally to the public or ascertainable from public or published information (other than as a result of unauthorized disclosure by Kitchen) or any information of a type not otherwise considered confidential by persons engaged in the same business or a business similar to that conducted by the Company. Kitchen agrees to deliver to the Company at the termination of his service, or at any other time that the Company may request, all memoranda, notes, plans, records, reports and other documents (and copies thereof) relating to the business of the Company which he may then possess or have under his control.

         6. RELEASE. Kitchen acknowledges that the severance package described herein is given in exchange for his signing this Release, and he is not otherwise entitled to receive such benefits from the Company. Kitchen agrees that the severance package is in full satisfaction of any claims, liabilities, demands or causes of action, known or unknown and he hereby releases and forever discharges the Company and each of its past and present directors, managers, officers, shareholders, agents, consultants, advisers, employees, attorneys, servants, parents, subsidiaries, employee benefit plans, predecessors, successors and assigns, and each of them separately and collectively from any and all claims, liens, demands, causes of action, obligations, damages and liabilities of any nature whatsoever, known or unknown, that he ever had, now has or may hereafter claim to have against the Company, including, but not limited to claims relating to mental, physical or emotional injuries sustained from invasion of privacy, to defamation, to interference with prospective economic advantage, to intentional or negligent infliction of emotional distress, to Kitchen's employment or nonemployment by the Company, to the termination of his employment, to any status, term or condition in such employment, or to any physical or mental harm or distress from such employment or from termination of such employment, including without limitation:

                  (a) Any and all claims under the federal Age Discrimination in Employment Act;

                  (b) Any and all claims under federal or California statutory or decisional law pertaining to wrongful discharge, discrimination, or breach of public policy, physical or mental harm or distress; and

                  (c) Any and all claims relating to the tax obligation for which Kitchen may become liable as a result of this Release or the payment of consideration referred to above.

         This Release covers only those claims that arose prior to the execution of this Release. Execution of this Release does not bar any claim that arises thereafter, including, but not limited to, claims for breach of this Release. The Company releases Kitchen from any claims it may have against Kitchen, including (but not limited to) such claims as are specified in this


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                                                                    CONFIDENTIAL


Section 6. This Release recognizes the rights and responsibilities of the Equal Employment Opportunity Commission ("EEOC") to enforce the statutes which come under its jurisdiction and is not intended to prevent Kitchen from filing a charge or participating in any investigation or proceeding conducted by the EEOC; provided, however, that nothing in this section limits or affects the finality or the scope of the release provided in this Section 6, the waiver provided in Section 7 or the agreement to submit claims to final and binding arbitration.

         7. WAIVER. The parties expressly waive all rights under Section 1542 of the Civil Code of California which provides:

         "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

The parties agree that the possibility that such unknown claims exist was taken into account in determining the amount of consideration to be paid for the giving of this Release.

         8. COVENANT NOT TO SUE. The parties covenant and agree that they will never, individually or with any person or in any way, commence, aid in any way, except as required by due legal process, prosecute or cause or permit to be commenced or prosecuted, any action or other proceeding based upon any claim which is the subject of this Release. This Release shall be deemed breached and a cause of action shall be deemed to have accrued immediately upon the commencement or prosecution of any action or proceeding contrary to this Release. Kitchen agrees that if he brings an action to challenge the enforceability of this Release, he will tender to a neutral escrow, as designated by the Company, all consideration that he received pursuant to this Agreement.

         In the event of any breach of this Section 8, the aggrieved releasee shall be entitled to recover not only the amount of judgment which may be awarded against such releasee, but also all such other damages, costs and expenses as may be incurred by such releasee, including court costs, attorneys' fees and all costs and expenses, taxable or otherwise, in preparing the defense of or defending against, or seeking or obtaining an abatement of or injunction against, any action or proceeding brought in violation of this Section 8 and in prosecuting any claim, counterclaim or cross-claim based hereon.

         9. NO ASSIGNMENT; AUTHORITY. The parties represent and warrant that no other person had or has or claims any interest in the claims referred to in
Section 6 above; that they have the sole right and exclusive authority to execute this Release; that they have the sole right to receive the consideration paid therefor; and that they have not sold, assigned, transferred, conveyed or otherwise disposed of any claim or demand relating to any matter covered by this Release.

         10. NO ADMISSION. The parties acknowledge that the payment of consideration,


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                                                                    CONFIDENTIAL


referred to herein, is made solely for the purpose of purchasing peace and eliminating possible involvement in protracted litigation based upon disputed claims that the other could make and does not constitute an admission or concession of any liability on account of any of said claims, liability for which is expressly denied by all releasees.

         11. CONFIDENTIALITY. The parties covenant and agree to maintain the confidentiality of the existence and terms of this Release, including (without limitation) the nature and payment of consideration referred to in this Release and to make no voluntary statement, except as may be necessary for the purposes of audit, taxation returns or other disclosures required by law.

         12.      MISCELLANEOUS PROVISIONS.

                  (a) NOTICE. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. certified mail, return receipt requested and postage prepaid. In the case of Kitchen, mailed notices shall be addressed to him at the home address which he most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

                  (b) WAIVER. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by Kitchen and by an authorized officer of the Company. No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

                  (c) WHOLE AGREEMENT. No agreements, representations or understandings (whether oral or written and whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof.

                  (d) CHOICE OF LAW. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California (other than their choice-of-law provisions).

                  (e) ARBITRATION. Any dispute arising out of or relating to this Agreement, or the breach termination or validity thereof (including the determination of the interpretation or scope of this agreement to arbitrate), shall be resolved first by mediation pursuant to the Employment Mediation Rules of the American Arbitration Association. If mediation is not successful, then the dispute shall be resolved by a single neutral arbitrator in binding arbitration administered by the American Arbitration Association under its Rules for the Resolution of Employment Disputes. The arbitration shall take place in San Diego, California, shall be governed by the United States Arbitration Act, 9 U.S.C. Section 1-16, and judgment upon the award


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                                                                    CONFIDENTIAL


rendered by the arbitrator may be entered by any court having jurisdiction thereof. The Company shall bear the costs of arbitration if Kitchen prevails. If the Company prevails, Kitchen shall pay half the cost of the arbitration or $500.00, whichever is less. Each party shall pay its own attorneys' fees, unless the arbitrator orders otherwise, pursuant to applicable law.

                  (f) CONSULTATION WITH COUNSEL. Kitchen acknowledges that he has been advised and had the opportunity to consult legal counsel prior to signing this Agreement and that he is entering into this Agreement knowingly and voluntarily.

                  (g) SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

                  (h) ASSIGNMENT AND SUCCESSORS. Neither party shall assign any right or delegate any obligation hereunder without the other party's written consent, and any purported assignment or delegation by a party hereto without the other party's written consent shall be void. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and Kitchen, his heirs, executors, administrators and legal representatives.

         IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer.



                                   By:  /s/ W. J. Kitchen
                                       ------------------------------------
                                         W. J. Kitchen, Ph.D.



                                   NANOGEN, INC.


                                   By:  /s/ Harry J. Leonhardt
                                       ------------------------------------
                                         Harry J. Leonhardt, Esq.
                                         Senior Vice President, General Counsel
                                         and Secretary




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